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                                  EXHIBIT 23.1

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan of Anchor Pacific Underwriters, Inc. of our reports (a) dated March 3, 1995, with respect to the consolidated financial statements of Anchor Pacific Underwriters, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, (b) dated March 3, 1995, with respect to the consolidated financial statements of Anchor Pacific Underwriters, Inc. for the year ended December 31, 1994, included as an exhibit to its Amendment No. 1 to the Current Report on Form 8-K, dated March 22, 1995, (c) dated January 27, 1995, with respect to the financial statements of Putnam, Knudsen & Wieking, Inc. for the nine month period ended September 30, 1994 and for each of the two years in the period ended December 31, 1993, included as an exhibit to the Anchor Pacific Underwriters, Inc. Amendment No. 1 to the Current Report on Form 8-K, dated March 22, 1995 and (d) dated December 19, 1994, with respect to the financial statements of Benefit Resources, Inc. for the ten months ended July 31, 1994 and for each of the two years in the period ended September 30, 1993, included as an exhibit to the Anchor Pacific Underwriters, Inc. Amendment No. 1 to the Current Report on Form 8-K, dated March 22, 1995, filed with the Securities and Exchange Commission.

May 22, 1995
                                         /s/ Ernst & Young LLP